EX-99.e.1.i

DELAWARE GROUP CASH RESERVE

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

     Distribution Agreement (the “Agreement”) made as of April 19, 2001 and amended and restated on January 4, 2010 by and between DELAWARE GROUP CASH RESERVE, a Delaware statutory trust (the “Trust”), for the series identified on Schedule I attached hereto, as from time to time amended (the “Series”), and DELAWARE DISTRIBUTORS, L.P. (the “Distributor”), a Delaware limited partnership.

WITNESSETH

     WHEREAS, the Trust is an investment company regulated by Federal and State regulatory bodies, and

     WHEREAS, the Distributor is engaged in the business of promoting the distribution of the securities of investment companies and, in connection therewith and acting solely as agent for such investment companies and not as principal, advertising, promoting, offering and selling their securities to the public, and

     WHEREAS, the Trust desires to enter into an agreement with the Distributor as of the date hereof, pursuant to which the Distributor shall serve as the national distributor of each class of each Series identified on Schedule I hereto, as from time to time amended, which Trust, Series and classes may do business under the names set forth on Schedule I hereto or such other names as the Board of Trustees may designate from time to time, on the terms and conditions set forth below.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	The Trust hereby engages the Distributor to promote the distribution of the shares of each Series and, in connection therewith and as agent for the Trust and not as principal, to advertise, promote, offer and sell shares of each Series to the public.

2.	(a)	The Distributor agrees to serve as distributor of each Series’ shares and, as agent for the Trust and not as principal, to advertise, promote and use its best efforts to sell each Series’ shares wherever their sale is legal, either through dealers or otherwise, in such places and in such manner, as may be mutually determined by the Trust and the Distributor from time to time and that comply with: (1) the provisions of this Agreement; (2) all applicable laws, rules and regulations, including, without limitation, the Investment Company Act of 1940, as amended (“1940 Act”), the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (“1934 Act”), all rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) thereunder and all rules and regulations adopted by any securities association registered under the 1934 Act; (3) the Trust’s Agreement and Declaration of Trust and By-laws; (4) instructions received from the Trustees of the Trust; and (5) the Trust’s Registration Statement under the 1933 Act, including the Summary Prospectuses, the Statutory Prospectuses, and the Statements of Additional Information contained therein.

	(b)	For the Class A Shares of each Series, the Distributor will bear all costs of financing any activity which is primarily intended to result in the sale of that class of shares, including, but not necessarily limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of sales literature and distribution of that class of shares.

	(c)	For its services as agent for the Class B Shares and Class C Shares each Series, the Distributor shall be entitled to compensation on each sale or redemption, as appropriate, of shares of such classes equal to any front-end or deferred sales charge described in the Prospectus for such Series, as amended and supplemented from time to time, and may allow concessions to dealers in such amounts and on such terms as are therein set forth.

	(d)	For the Class B Shares, Class C Shares and Consultant Class Shares of each Series, the Trust shall, in addition, compensate the Distributor for its services as provided in the Distribution Plan as adopted on behalf of the Class B Shares, Class C Shares and Consultant Class Shares, respectively, pursuant to Rule 12b-l under the 1940 Act (the “Plans”), copies of which as presently in force are attached hereto as Exhibits and at the rates set forth on Schedule I hereto, as from time to time amended, or at such lower rates as may be set from time to time by the Board in agreement with the Trust.

3.	(a)	The Trust agrees to make available for sale by the Trust through the Distributor all or such part of the authorized but unissued shares of beneficial interest of the Series as the Distributor shall require from time to time and, except as provided in Paragraph 3(b) hereof, the Trust will not sell Series’ shares other than through the efforts of the Distributor.

	(b)	The Trust reserves the right from time to time (1) to sell and issue shares other than for cash; (2) to issue shares in exchange for substantially all of the assets of any corporation or trust, or in exchange of shares of any corporation or trust; (3) to pay stock dividends to its shareholders, or to pay dividends in cash or shares of beneficial interest at the option of its shareholders, or to sell shares of beneficial interest to existing shareholders to the extent of dividends payable from time to time in cash, or to split up or combine its outstanding shares; (4) to offer shares for cash to its shareholders as a whole, by the use of transferable rights or otherwise, and to sell and issue shares pursuant to such offers; (5) to act as its own distributor in any jurisdiction in which the Distributor is not registered as a broker-dealer; and (6) to reject any order for shares.

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4.	The Distributor may, at its expense, select and contract with one or more registered broker-dealers to perform some or all of the services for a Series for which it is responsible under this agreement. The Distributor will be responsible for paying the compensation, if any, to any such broker-dealer for its services with respect to the Series. The Distributor may terminate the services of any such broker-dealer at any time in its sole discretion, and shall at such time assume the responsibilities of such broker-dealer unless or until a replacement is selected and approved by the Board of Trustees. The Distributor will continue to have responsibility for all distribution-related services furnished by any such broker-dealer.

5.	The Trust warrants the following:

	(a)	The Trust is, or will be, a properly registered investment company, and any and all Series’ shares which it will sell through the Distributor are, or will be, properly registered with the SEC.

	(b)	The provisions of this Agreement do not violate the terms of any instrument by which the Trust is bound, nor do they violate any law or regulation of any body having jurisdiction over the Trust or its property.

6.	(a)	The Trust will supply to the Distributor a conformed copy of the Registration Statement and all amendments thereto, including all exhibits and each Summary Prospectus, Statutory Prospectus, and Statement of Additional Information.

	(b)	The Trust will register or qualify the Series’ shares for sale in such states as is deemed desirable.

	(c)	The Trust, without expense to the Distributor:

(1) will give the Distributor and continue to give such financial statements and other information as may be required by the SEC or the proper public bodies of the states in which the Series’ shares may be qualified;

(2) from time to time, will furnish to the Distributor as soon as reasonably practicable true copies of its periodic reports to shareholders;

(3) will promptly advise the Distributor in person, by telephone, or by email or other electronic means, and promptly confirm such advice in writing, (a) when any amendment or supplement to the Registration Statement becomes effective, (b) of any request by the SEC for amendments or supplements to the Registration Statement or the Summary Prospectuses, Statutory Prospectuses, Statements of Additional Information, or for additional information, and (c) of the issuance by the SEC of any Stop Order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose;

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	(4)	if at any time the SEC shall issue any Stop Order suspending the effectiveness of the Registration Statement, will make every reasonable effort to obtain the lifting of such order at the earliest possible moment;

	(5)	before filing any further amendment to the Registration Statement or to any Summary Prospectus, Statutory Prospectus or Statement of Additional Information, will furnish to the Distributor copies of the proposed amendment and will not, at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to any Summary Prospectus, Statutory Prospectus or Statement of Additional Information of which the Distributor shall not previously have been advised or to which the Distributor shall reasonably object (based upon the accuracy or completeness thereof) in writing;

	(6)	will continue to make available to its shareholders (and forward copies to the Distributor) of such periodic, interim and any other reports as are now, or as hereafter may be, required by the provisions of the Investment Company Act of 1940, as amended; and

	(7)	will, for the purpose of computing the offering price of each class of each Series’ shares, advise the Distributor within two hours after the close of the New York Stock Exchange (or as soon as practicable thereafter) on each business day upon which the New York Stock Exchange may be open of the net asset value per share of each class of each Series’ shares of beneficial interest outstanding, determined in accordance with any applicable provisions of law and the provisions of the Agreement and Declaration of Trust, as amended, of the Trust as of the close of business on such business day. In the event that prices are to be calculated more than once daily, the Trust will promptly advise the Distributor of the time of each calculation and the price computed at each such time.

7.	The Distributor agrees to submit to the Trust, prior to its use, the form of all sales literature, institutional sales material, and independently prepared reprints (each as defined below) proposed to be generally disseminated by or for the Distributor, all advertisements proposed to be used by the Distributor, all sales literature, advertisements, institutional sales material and independently prepared reprints (each as defined in Rule 2210 of the Conduct Rules of FINRA, Inc. (“FINRA”) or any successor rule) prepared by or for the Distributor for such dissemination or for use by others in connection with the sale of the Series’ shares, and the form of dealers’ sales contract the Distributor intends to use in connection with sales of the Series’ shares. The Distributor also agrees that the Distributor will submit such sales literature and advertisements to the FINRA, SEC or other regulatory agency as from time to time may be appropriate, considering practices then current in the industry. The Distributor agrees not to use such form of dealers’ sales contract or to use or to permit others to use such sales literature, advertisements, institutional sales material, or independently prepared reprints, without the written consent of the Trust if any regulatory agency expresses objection thereto or if the Trust delivers to the Distributor a written objection thereto. Neither the Distributor nor any dealer or other person is authorized by the Trust to provide any information or make any representation about the Trust or its Series other than those contained in the Trust’s Registration Statement, Summary Prospectuses, Statutory Prospectuses, Statements of Additional Information, advertising, sales literature or institutional sales material.

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8.	The purchase price of each share sold hereunder shall be the offering price per share mutually agreed upon by the parties hereto and, as described in the Trust’s Prospectuses, as amended from time to time, determined in accordance with any applicable provision of law, the provisions of its Agreement and Declaration of Trust and the Conduct Rules of FINRA.

9.
The responsibility of the Distributor hereunder shall be limited to the promotion of sales of Series’ shares. The Distributor shall undertake to promote such sales solely as agent of the Trust, and shall not purchase or sell such shares as principal. Orders for Series’ shares and payment for such orders shall be directed to the Trust’s agent, Delaware Service Company, Inc., for acceptance on behalf of the Trust. The Distributor is not empowered to approve orders for sales of Series’ shares or accept payment for such orders. Sales of Series’ shares shall be deemed to be made when and where accepted by Delaware Service Company, Inc. on behalf of the Trust.

10.	With respect to the apportionment of costs between the Trust and the Distributor of activities with which both are concerned, the following will apply:

(a) The Trust and the Distributor will cooperate in preparing the Registration Statements, the Summary Prospectuses, Statutory Prospectuses, the Statements of Additional Information, and all amendments, supplements and replacements thereto. The Trust will pay all costs incurred in the preparation and filing of the Trust’s Registration Statement, including typesetting, the costs incurred in printing and mailing Summary Prospectuses, Statutory Prospectuses, Statements of Additional Information and any supplements or amendments thereto to its own Shareholders. The Trust will also pay all costs included in preparing, typesetting, printing and mailing all Annual, Semi-Annual and other financial reports to its own shareholders. The Trust will pay all fees and expenses of its counsel and accountants.

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	(b)	The Distributor will pay the costs incurred in printing and mailing copies of Summary Prospectuses, Statutory Prospectuses and any Statements of Additional Information to prospective investors.

	(c)	The Distributor will pay advertising and promotional expenses, including the costs of literature sent to prospective investors.

	(d)	The Trust will pay the costs and fees incurred in registering or qualifying the Series’ shares with the various states and with the SEC.

	(e)	The Distributor will pay the costs of any additional copies of Trust financial and other reports and other Trust literature supplied to the Distributor by the Trust for sales promotion purposes.

11.	The books and records maintained by the Distributor shall be the property of the Trust. The Distributor shall prepare, maintain and preserve such books and records as required by the 1940 Act and other applicable laws, rules and regulations. The Distributor shall surrender such books and records to the Trust, in the form in which such books and records have been maintained or preserved, promptly upon receipt of instructions from the Trust. The Trust shall have access to such books and records at all time during the Distributor’s normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by the Distributor to the Trust at the Trust’s expense. The Distributor shall assist the Trust, the Trust’s independent auditors, or, upon approval of the Trust, any regulatory body, in any requested review of the Trust’s books and records, and reports by the Distributor or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request.

12.	The Distributor shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided, and shall provide to the Trust a certification to such effect no less than annually or as otherwise reasonably requested by the Trust. The Distributor shall make available its compliance personnel and shall provide at its own expense summaries and other relevant materials relating to such program as reasonably requested by the Trust.

13.	The Distributor agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and all applicable laws and regulations promulgated thereunder. At the request of the Trust, the Distributor will supply the Trust with copies of the Distributor’s anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Trust may reasonably request from time to time.

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14.	The Distributor may engage in other business, provided such other business does not interfere with the performance by the Distributor of its obligations under this Agreement.

15.	The Trust agrees to indemnify, defend and hold harmless from the assets of the relevant Series, the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933, from and against any and all losses, damages, or liabilities to which, jointly or severally, the Distributor or such controlling person may become subject, insofar as the losses, damages or liabilities arise out of the performance of the Distributor’s duties hereunder, except that the Trust shall not be liable for indemnification of the Distributor or any controlling person thereof for any liability resulting from the willful misfeasance, bad faith, or gross negligence of the Distributor or any controlling person thereof in the performance of the Distributor’s duties under this Agreement.

16.	Copies of financial reports, Registration Statements, Summary Prospectuses and Statutory Prospectuses, as well as demands, notices, requests, consents, waivers, and other communications in writing which it may be necessary or desirable for either party to deliver or furnish to the other will be duly delivered or furnished, if delivered to such party at its address shown below during regular business hours, or if sent to that party by registered mail or overnight mail, postage prepaid, in all cases within the time or times herein prescribed, addressed to the recipient at One Commerce Square, Philadelphia, Pennsylvania 19103, or at such other address as the Trust or the Distributor may designate in writing and furnish to the other.

17.	This Agreement shall not be assigned, as that term is defined in the Investment Company Act of 1940, by the Distributor and shall terminate automatically in the event of its attempted assignment by the Distributor. This Agreement shall not be assigned by the Trust without the written consent of the Distributor signed by its duly authorized officers and delivered to the Trust. Except as specifically provided in the indemnification provision contained in Paragraph 15 herein, this Agreement and all conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and their legal successors and no express or implied provision of this Agreement is intended or shall be construed to give any person other than the parties hereto and their legal successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

18.	(a)
This Agreement shall be executed and become effective as of the date first written above, and shall become effective with respect to a particular Series as of the effective date set forth in Schedule I for that Series. It shall remain in force for a period of two years from the date hereof for each Series and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees or, with respect to each Series, by vote of a majority of the outstanding voting securities of that Series and only if the terms and the renewal thereof have been approved by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

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	(b)	The Distributor may terminate this Agreement as to any Series on written notice to the Trust at any time in case the effectiveness of the Registration Statement shall be suspended, or in case Stop Order proceedings are initiated by the SEC in respect of the Registration Statement and such proceedings are not withdrawn or terminated within thirty days. The Distributor may also terminate this Agreement as to any Series at any time by giving the Trust written notice of its intention to terminate the Agreement at the expiration of three months from the date of delivery of such written notice of intention to the Trust.

	(c)	The Trust may terminate this Agreement as to any Series at any time on at least thirty days’ prior written notice to the Distributor (1) if proceedings are commenced by the Distributor or any of its partners for the Distributor’s liquidation or dissolution or the winding up of the Distributor’s affairs; (2) if a receiver or trustee of the Distributor or any of its property is appointed and such appointment is not vacated within thirty days thereafter; (3) if, due to any action by or before any court or any federal or state commission, regulatory body, or administrative agency or other governmental body, the Distributor shall be prevented from selling securities in the United States or because of any action or conduct on the Distributor’s part, sales of the shares are not qualified for sale. The Trust may also terminate this Agreement as to any Series at any time upon prior written notice to the Distributor of its intention to so terminate at the expiration of three months from the date of the delivery of such written notice to the Distributor.

	(d)	This Agreement may be amended only if such amendment is approved (1) either by action of the Trustees of the Trust or at a meeting of the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Trust; and (2) by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval.

19.	The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the laws of the Commonwealth of Pennsylvania.

20.	In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.

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21.	This Agreement is executed by the Trust with respect to each of the Series and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Series to which such obligations pertain and the assets and property of such Series. All obligations of the Trust under this Agreement shall apply only on a Series-by-Series basis, and the assets of one Series shall not be liable for the obligations of another Series.

DELAWARE DISTRIBUTORS, L.P.		DELAWARE GROUP CASH RESERVE on
By: DELAWARE DISTRIBUTORS, INC.		behalf of the Series listed on Schedule I
General Partner

By	/s/ J. Scott Coleman	By	/s/ Patrick P. Coyne
Name	J. Scott Coleman	Name	Patrick P. Coyne
Title	President	Title	President

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EXHIBIT A

CLASS A

DISTRIBUTION PLAN

     The following Distribution Plan (the “Plan”) has been adopted pursuant to Rule 12b-l under the Investment Company Act of 1940, as amended (the “Act”), by Delaware Group Cash Reserve (the “Trust”), separately for each Series of the Trust identified on Schedule I as amended from time to time (the “Series”) on behalf of the A Class shares of each such Series identified on Schedule I as amended from time to time (the “Class”), which Trust, Series and Classes may do business under these or such other names as the Board of Trustees of the Trust may designate from time to time. The Plan has been approved by a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto (“non-interested Trustees”), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Trustees included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The Trust is a business trust organized under the laws of the State of Delaware, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Distributors, L.P. (the “Distributor”) is the principal underwriter and national distributor for the Series’ shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Trust on behalf of each Series (“Distribution Agreement”).

     The Plan provides that:

     1. The Trust shall pay to the Distributor, out of the assets of a particular Class, a monthly fee not to exceed the fee rate set forth on Schedule I for such Class as may be determined by the Trust’s Board of Trustees from time to time. Such monthly fee shall be reduced by the aggregate sums paid by the Trust on behalf of the Series to persons other than broker-dealers (the “Service Providers”) who may, pursuant to servicing agreements, provide to the Series services in the Series’ marketing of shares of the Class.

     2. (a) The Distributor shall use the monies paid to it pursuant to paragraph 1 above to furnish, or cause or encourage others to furnish, services and incentives in connection with the promotion, offering and sale of the relevant Class shares and, where suitable and appropriate, the retention of such Class shares by shareholders.

          (b) The Service Providers shall use the monies paid respectively to them to reimburse themselves for the actual costs they have incurred in confirming that their customers have received the Prospectus and Statement of Additional Information, if applicable, and as a fee for (1) assisting such customers in maintaining proper records with the Trust, (2) answering questions relating to their respective accounts, and (3) aiding in maintaining the investment of their respective customers in the Class.

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     3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under the Plan. The Service Providers shall inform the Trust monthly and in writing of the amounts each claims under the Plan; both the Distributor and the Service Providers shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor and the Service Providers, respectively, in order to enable the Board to make an informed determination of the amount of the Trust” payments with respect to each Class and whether the Plan should be continued with respect to each Class.

     4. The officers of the Trust shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Class and the purposes for which such expenditures were made.

     5. This Plan shall take effect with respect to the A Class of a particular Series as of the effective date set forth on Schedule I (the “Commencement Date”); thereafter, the Plan shall continue in effect with respect to the A Class of a particular Series for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

     6. (a) The Plan may be terminated as to the A Class of any particular Series at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of such Class.

          (b) The Plan may not be amended as to the A Class of any particular Series to increase materially the amount to be spent for distribution pursuant to paragraph 1 hereof without approval by the shareholders of such Class.

     7. All material amendments to this Plan shall be approved by the non-interested Trustees in the manner described in paragraph 5 above.

     8. So long as the Plan is in effect, the selection and nomination of the Trust’s non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of “interested person(s)” and “vote of a majority of the outstanding voting securities,” respectively, for the purposes of this Plan.

     This Plan shall take effect on the Commencement Date, as previously defined.

April 19, 2001

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EXHIBIT B

CLASS B

DISTRIBUTION PLAN

     The following Distribution Plan (the “Plan”) has been adopted pursuant to Rule 12b-l under the Investment Company Act of 1940, as amended (the “Act”), by Delaware Group Cash Reserve (the “Trust”), separately for each Series of the Trust identified on Schedule I as amended from time to time (the “Series”) on behalf of the B Class shares of each such Series identified on Schedule I as amended from time to time (the “Class”), which Trust, Series and Classes may do business under these or such other names as the Board of Trustees of the Trust may designate from time to time. The Plan has been approved by a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or m any agreements related thereto (“non-interested Trustees”), cast in person at a meeting called for the purpose of voting on such Plan Such approval by the Trustees included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The Trust is a business trust organized under the laws of the State of Delaware, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Distributors, L.P. (the “Distributor”) is the principal underwriter and national distributor for the Series shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Trust on behalf of each Series (“Distribution Agreement”).

     The Plan provides that:

     1. (a) The Trust shall pay to the Distributor, out of the assets of a particular Class, a monthly fee not to exceed the fee rate set forth on Schedule I for such Class as may be determined by the Trust’s Board of Trustees from time to time.

          (b) In addition to the amounts described in (a) above, the Trust shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed the service fee rate set forth on Schedule I for such Class, as a service fee pursuant to dealer or servicing agreements.

     2. (a) The Distributor shall use the monies paid to it pursuant to paragraph 1 (a) above to assist in the distribution and promotion of shares of the relevant Class. Payments made to the Distributor under the Plan may be used for among other things, preparation and distribution of advertisements, sales literature and prospectuses and reports uses sales purposes, as well as compensation related to sales and marketing personnel, and holding special promotions. In addition, such fees may be used to pay for advancing the commission costs to dealers with respect to the sale of the relevant Class shares.

          (b) The monies to be paid pursuant to paragraph 1 (b) above shall be used to pay dealers or others for among other things, furnishing personal services and maintaining shareholder accounts, which services include confirming that customers have received the Prospectus and Statement of Additional Information if applicable; assisting such customers in maintain proper records with the Trust; answering questions relating to their respective accounts; and aiding in maintaining the investment of their respective customers in the relevant Class.

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     3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under paragraph 1(a) above. In addition, the Distributor and others shall inform the Trust monthly and in writing of the amounts paid under paragraph 1(b) above: both the Distributor and any others receiving fees under the Plan shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan with respect to each Class and the use thereof by the Distributor and others in order to enable the Board to make an informed determination of the amount of the Trust’s payments and whether the Plan should be continued with respect to each Class.

     4. The officers of the Trust shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Class and the purposes for which such expenditures were made.

     5. This Plan shall take effect with respect to the B Class of a particular Series as of the effective date set forth on Schedule I (the “Commencement Date”); thereafter, the Plan shall continue in effect with respect to the B Class of a particular Series for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

     6. (a) The Plan may be terminated as to the B Class of any particular Series at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of such Class.

          (b) The Plan may not be amended as to the B Class of any particular Series to increase materially the amount to be spent for distribution pursuant to paragraph 1 hereof without approval by the shareholders of such Class.

     7. All material amendments to this Plan shall be approved by the non-interested Trustees in the manner described in paragraph 5 above.

     8. So long as the Plan is in effect, the selection and nomination of the Trust’s non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of “interested person(s)” and “vote of a majority of the outstanding voting securities,” respectively, for the purposes of this Plan.

     This Plan shall take effect on the Commencement Date, as previously defined.

April 19, 2001

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EXHIBIT C

CLASS C

DISTRIBUTION PLAN

     The following Distribution Plan (the “Plan”) has been adopted pursuant to Rule 12b-l under the Investment Company Act of 1940, as amended (the “Act”), by Delaware Group Cash Reserve (the “Trust”), separately for each Series of the Trust identified on Schedule I as amended from time to time (the “Series”) on behalf of the C Class shares of each such Series identified on Schedule I as amended from time to time (the “Class”), which Trust, Series and Classes may do business under these or such other names as the Board of Trustees of the Trust may designate from time to time. The Plan has been approved by a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto (“non-interested Trustees”), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Trustees included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The Trust is a business trust organized under the laws of the State of Delaware, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Distributors, L.P. (the “Distributor”) is the principal underwriter and national distributor for the Series’ shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Trust on behalf of each Series (“Distribution Agreement”).

     The Plan provides that:

     1. (a) The Trust shall pay to the Distributor, out of the assets of a particular Class, a monthly fee not to exceed the fee rate set forth on Schedule I for such Class as may be determined by the Trust’s Board of Trustees from time to time.

          (b) In addition to the amounts described in (a) above, the Trust shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed the service fee rate set forth on Schedule I for such Class, as a service fee pursuant to dealer or servicing agreements.

     2. (a) The Distributor shall use the monies paid to it pursuant to paragraph 1(a) above to assist in the distribution and promotion of shares of the relevant Class. Payments made to the Distributor under the Plan may be used for, among other things, preparation and distribution of advertisements, sales literature and prospectuses and reports used for sales purposes, as well as compensation related to sales and marketing personnel, and holding special promotions. In addition, such fees may be used to pay for advancing the commission costs to dealers with respect to the sale of the relevant Class shares.

          (b) The monies to be paid pursuant to paragraph 1 (b) above shall be used to pay dealers or others for among other things, furnishing personal services and maintaining shareholder accounts, which services include confirming that customers have received the Prospectus and Statement of Additional Information, if applicable; assisting such customers in maintaining proper records with the Trust; answering questions relating to their respective accounts; and aiding in maintaining the investment of their respective customers in the relevant Class.

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     3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under paragraph 1(a) above. In addition, the Distributor and others shall inform the Trust monthly and in writing of the amounts paid under paragraph 1(b) above; both the Distributor and any others receiving fees under the Plan shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan with respect to each Class and the use thereof by the Distributor and others in order to enable the Board to make an informed determination of the amount of the Trust’s payments and whether the Plan should be continued with respect to each Class.

     4. The officers of the Trust shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Class and the purposes for which such expenditures were made.

     5. This Plan shall take effect with respect to the C Class of a particular Series as of the effective date set forth on Schedule I (the “Commencement Date”); thereafter, the Plan shall continue in effect with respect to the C Class of a particular Series for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

     6. (a) The Plan may be terminated as to the C Class of any particular Series at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of such Class.

          (b) The Plan may not be amended as to the C Class of any particular Series to increase materially the amount to be spent for distribution pursuant to paragraph 1 hereof without approval by the shareholders of such Class.

     7. All material amendments to this Plan shall be approved by the non-interested Trustees in the manner described in paragraph 5 above.

     8. So long as the Plan is in effect, the selection and nomination of the Trust’s non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of “interested person(s)” and “vote of a majority of the outstanding voting securities,” respectively, for the purposes of this Plan.

     This Plan shall take effect on the Commencement Date, as previously defined.

April 19, 2001

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EXHIBIT D

CONSULTANT CLASS

DISTRIBUTION PLAN

     The following Distribution Plan (the “Plan”) has been adopted pursuant to Rule 12b-l under the Investment Company Act of 1940, as amended (the “Act”), by Delaware Group Cash Reserve (the “Trust”), separately for each Series of the Trust identified on Schedule I as amended from time to time (the “Series”) on behalf of the Consultant Class shares of each such Series identified on Schedule I (the “Class”), which Trust, Series and Classes may do business under these or such other names as the Board of Trustees may designate from time to time. The Plan has been approved by a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto (“non-interested Trustees”), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Trustees included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The Trust is a business trust organized under the laws of the State of Delaware, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Distributors, L.P. (the “Distributor”) is the principal underwriter and national distributor for the Series’ shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Trust for each Series (“Distribution Agreement”).

     The Plan provides that:

     1. The Trust shall pay to the Distributor, out of the assets of a particular class, a monthly fee not to exceed the fee rate set forth on Schedule I for such Class as may be determined by the Trust’s Board of Trustees from time to time. Such monthly fee shall be reduced by the aggregate sums paid by the Trust on behalf of the Series to persons other than broker-dealers (the “Service Providers”) who may, pursuant to servicing agreements, provide to the Series services in the Series’ marketing of shares of the Class.

     2. (a) The Distributor shall use the monies paid to it pursuant to paragraph 1 above to furnish, or cause or encourage others to furnish, services and incentives in connection with the promotion, offering and sale of the relevant Class shares and, where suitable and appropriate, the retention of such Class shares try shareholders.

          (b) The Service Providers shall use the monies paid respectively to them to reimburse themselves for the actual costs they have incurred in confirming that their customers have received the Prospectus and Statement of Additional Information, if applicable, and as a fee for (1) assisting such customers in maintaining proper records with the Trust, (2) answering questions relating to their respective accounts, and (3) aiding in maintaining the investment of their respective customers in the Class.

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     3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under the Plan. The Service Providers shall inform the Trust monthly and in writing of the amounts each claims under the Plan; both the Distributor and the Service Providers shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor and the Service Providers, respectively, in order to enable the Board to make an informed determination of the amount of the Trust’s payments with respect to each Plan and whether the Plan should be continued with respect to each Plan.

     4. The officers of the Trust shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Plan and the purposes for which such expenditures were made.

     5. This Plan shall take effect with respect to the Consultant Class of a particular Series as of the effective date set forth on Schedule I (the “Commencement Date”); thereafter, the Plan shall continue in effect with respect to the Consultant Class of a particular Series for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

     6. (a) The Plan may be terminated as to the Consultant Class of any particular Series at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of such Class.

          (b) The Plan may not be amended as to the Consultant Class of any particular Series to increase materially the amount to be spent for distribution pursuant to paragraph 1 thereof without approval by the shareholders of such Class.

     7. All material amendments to this Plan shall be approved by the non-interested Trustees in the manner described in paragraph 5 above.

     8. So long as the Plan is in effect, the selection and nomination of the Trust’s non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of “interested person(s)” and “vote of a majority of the outstanding voting securities,” respectively, for the purposes of this Plan.

     This Plan shall take effect on the Commencement Date, as previously defined.

April 19, 2001

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SCHEDULE I

     This Schedule to the Distribution Agreement between Delaware Group Cash Reserve and Delaware Distributors, L.P. entered into as of April 19, 2001 and amended and restated on January 4, 2010 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

			Portion designated
			as Service Fee
		Total 12b-l Plan Fee	Rate (per annum of
		Rate (per annum of the	the Series’ average
		Series’ average daily net	daily net assets
		assets represented by	represented by
Series Name	Class Names	shares of the Class)	shares of the Class)	Effective Date
Delaware Cash Reserve Fund	A Class			April 19, 2001
	B Class	1.00%	.25%	April 19, 2001
	C Class	1.00%	.25%	April 19, 2001
	Consultant Class	.30%		April 19, 2001

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